Exhibit 32.2
CERTIFICATION OF
VINCENT J. deSOSTOA, PRINCIPAL FINANCIAL OFFICER
OF SEABULK INTERNATIONAL, INC.
PURSUANT TO 18 U.S.C. § 1350 AND EXCHANGE ACT RULE 13a-14(b)
     The undersigned, being the Principal Financial Officer of Seabulk International, Inc. (the “Company”), does hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ VINCENT J. deSOSTOA
Name:	Vincent J. deSostoa
Date: August 9, 2005

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